SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

                 Date of Report:  July 27, 1999


                        GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

    Delaware                 1-6961                   16-0442930
(State or other           (Commission               (IRS Employer
  jurisdiction            File Number)            Identification No.)
of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234
         (Address of principal executive offices)(Zip Code)

                          (703) 284-6000
        (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 24, 1999, Gannett U.K. Limited ("Gannett UK"), a newly formed wholly-owned subsidiary of Gannett Co., Inc. ("Gannett"), made a cash offer to acquire the entire issued and to be issued share capital of Newsquest plc ("Newsquest"). Pursuant to the Offer, Newsquest shareholders may elect to receive 460 pence (US $7.26) in cash or Loan Notes for each of 200.4 million fully diluted shares, for a total price of approximately 922 million pounds sterling (US $1.5 billion). Gannett UK will also assume Newsquest's existing debt. The purchase is to be financed principally by commercial paper borrowings, existing facilities, U.S. public debt markets and/or operating cash flow. On July 26, 1999, pursuant to the Offer Document, Gannett UK declared the Offer unconditional in all respects.

Gannett UK has received irrevocable undertakings to accept the Offer from the two largest shareholders and the executive directors of Newsquest and other valid acceptances under the Offer. Gannett UK has also acquired Newsquest plc shares through market purchases. Altogether, Gannett UK has valid acceptances and Newsquest shares totaling 186,735,028, representing approximately 95.1% of the issued share capital of Newsquest.

Newsquest's principal activities are publishing and printing regional and local newspapers in the United Kingdom with a portfolio that includes 63 paid-for daily and weekly newspapers and 120 free weekly newspapers. For the 53 weeks ended January 3, 1999, Newsquest reported revenues of
305.8 million pounds sterling (US $507.6 million) and operating income of 81.4 million pounds sterling (US $135.0 million).

A portion of Gannett's News Release dated June 24, 1999, providing a detailed description of the Offer, is attached as Exhibit 99-1 and is incorporated in this report by reference.

ITEM  5.  OTHER EVENTS

On July 27, 1999, Gannett Co., Inc. announced that it has entered into an agreement to sell its cable business. A news release announcing this transaction, attached hereto as Exhibit 99-2, and the Asset Purchase Agreement, attached hereto as Exhibit 99-3, are incorporated in this report by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Newsquest plc

          The financial statements required under this Item are not included in this report. The required financial statements will be filed at the earliest possible date and, in any event, no later than October 6, 1999.

     (b)  Unaudited Pro Forma Financial Information
          .
          The pro forma financial information required under this Item is not included in this report. The required pro forma financial information will be filed at the earliest possible date and, in any event, no later than October 6, 1999.

     (c)  Exhibits.

          See Exhibit Index for list of exhibits.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     GANNETT CO., INC.



Dated:   July 27, 1999               By:/s/George R. Gavagan
                                        -----------------------
                                        George R. Gavagan
                                        Vice President and Controller



                        EXHIBIT INDEX

Exhibit
Number          Title or Description                    Location

99-1            Portion of Gannett's News Release       Attached
                dated June 24, 1999, describing
                Gannett U.K. Limited Cash Offer for
                Newsquest plc

99-2            Gannett's News Release dated            Attached
                July 27, 1999, announcing sale of
                cable business

99-3            Asset Purchase Agreement                Attached
                between Multimedia Cablevision,
                Inc. and Cox Communications, Inc.